Exhibit 32

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Interim Chief Financial Officer of Alliance Bankshares Corporation, respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Alliance Bankshares Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

November 14, 2011 Date	/s/ William E. Doyle, Jr.
William E. Doyle, Jr.
President & Chief Executive Officer
(Principal Executive Officer)
November 14, 2011 Date	/s/ Jean S. Houpert Jean S. Houpert Senior Vice President & Interim Chief Financial Officer (Principal Financial and Accounting Officer)